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                                                                   Exhibit 10.10

                    MASTER FACULTATIVE REINSURANCE AGREEMENT
                                     BETWEEN
                          GLOBAL MARKETS GUARANTY LTD.
                                       AND
                       ACA FINANCIAL GUARANTY CORPORATION


         In consideration of the mutual covenants and upon the terms and conditions set forth in this Master Facultative Reinsurance Agreement, Global Markets Guaranty Ltd., a Bermuda corporation (the "Reinsured") and ACA Financial Guaranty Corporation, a Maryland stock insurance corporation (the "Reinsurer"), hereby agree as follows:

                                   ARTICLE I
                               BUSINESS REINSURED

         The Reinsured shall cede as reinsurance to the Reinsurer and the Reinsurer shall accept as reinsurance from the Reinsured the share of a risk insured by the Reinsured as specified and agreed to by the parties in a reinsurance memorandum in substantially the same form of Exhibit A annexed to this Agreement (the "Reinsurance Memorandum"). All Policies (defined below) that are reinsured hereunder are sometimes collectively referred to as the "Business Reinsured."

         The Reinsured shall first offer to the Reinsurer each of the risks of the Reinsured which incepts or renews after the effective date of this Agreement, and the Reinsurer shall have the right, in its sole discretion, to reject or accept any individual risk presented to the Reinsurer by the Reinsured pursuant to a duly completed Reinsurance Memorandum. The Reinsurer shall not be bound hereunder on any individual risk unless it first has given its approval by providing the Reinsured with a copy of the Reinsurance Memorandum for that particular risk signed by a duly authorized representative of the Reinsurer. The Reinsurer shall either return the signed Reinsurance Memorandum or notify the Reinsured of its decision not to assume a particular risk as soon as practicable. In the event that the Reinsured has not received the signed Reinsurance Memorandum or other notice of the decision of the Reinsurer as to an individual risk within 15 days of the date of a Reinsurance Memorandum in respect thereof, the Reinsured shall be free to offer such risk to third parties on terms which are not less favorable to the Reinsured.

         Once the Reinsurer has provided the Reinsured with such signed Reinsurance Memorandum, the Reinsurer shall be bound to provide coverage under this Agreement in accordance with the terms and conditions of the Reinsured's underlying policy covering the risk (the "Policy" or "Policies"), unless the terms and conditions of coverage with respect to the particular risk are modified in the Reinsurance Memorandum pertaining to that risk. The Reinsurer's liability shall attach as of the effective date of the Policy, unless the Reinsurance Memorandum provides for a different date. Unless otherwise provided by the Reinsurance Memorandum, the Reinsurer shall assume the designated portion or amount of principal or other obligation insured under the Policy, any interest or premium on such amount assumed and a pro rata share of Loss Expenses (as defined in Article III hereof).
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         The share of the Reinsurer in the interests and liabilities of the
Policies covered by this Agreement shall be separate and apart from the shares of any other reinsurers assuming such risks. The Reinsurer's obligation pursuant to this Agreement shall not be joint with any such other reinsurer and in no event shall the Reinsurer participate in the interests and liabilities of such other reinsurers.

                                   ARTICLE II
                              TERM AND CANCELLATION

         This Agreement shall be effective as of 12:00 a.m., Eastern Standard Time, December 15, 1998, and shall be a continuous contract until canceled. This Agreement shall not become effective if the public offering of the stock of Reinsured does not close. Either the Reinsured or the Reinsurer has the right to cancel this Agreement by giving at least ninety (90) days' prior Notice (as defined below). This Agreement may be canceled by either party effective immediately upon mutual consent. In the event of cancellation either by 90 days' notice or mutual consent, the Reinsurer shall continue to be liable for claims whenever made under all Policies ceded pursuant to this Agreement until the natural expiration of such Policies, except to the extent that the Reinsured and the Reinsurer agree to a withdrawal of the reinsured risks from the Reinsurer and return or payment by the Reinsurer of an amount equal to the Reinsurer's share of incurred Loss and Loss Expenses (i.e. Loss and Loss Expense payments and reserves) (as defined in Article III hereof) and unearned premiums (less the corresponding ceding commission).

         Upon the occurrence of any of following events and in the time periods set forth, the Reinsured shall have the right to terminate the Reinsurer's participation in Policies covered by this Agreement by giving Notice of termination to the Reinsurer:

(1) (a) The performance of the Agreement is prohibited or rendered impossible by any applicable law or regulation, (b) the Reinsured fails to receive all or substantially all financial credit for the reinsurance in all applicable jurisdictions, or (c) the insurance regulator in the applicable jurisdiction directs the Reinsured to cancel the Reinsurer's participation in this Agreement. The Reinsurer shall have the time allowed by the insurance regulator in the applicable jurisdiction to comply with such applicable law or regulation. Termination of the Reinsurer's participation in this Agreement pursuant to this paragraph shall be effective upon the Reinsurer's receipt of Notice of termination

(2) In the event that the Reinsurer: (a) becomes insolvent, (b) fails to maintain the minimum capital and surplus requirements required by the laws of the Reinsurer's domicile, (c) is the subject of a voluntary or involuntary filing of a petition in bankruptcy, (d) goes into liquidation or rehabilitation, (e) has a receiver appointed, (f) allows its surplus to policyholders to decline by twenty-five percent (25%) or more during any twelve month period as reported in any financial statement, or (g) fails, within a reasonable time following the Reinsurer's receipt of a written request by the Reinsured, to receive and maintain any required approval of the Minister of Finance of Bermuda. Termination


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         pursuant to this paragraph shall be effective upon the Reinsurer's receipt of Notice of termination.

(3) The Reinsurer (i) is acquired or undergoes a change of control, provided that the Reinsured gives Notice of its intention to terminate within fifteen (15) days of its receipt of Notice of such occurrence from the Reinsurer which the Reinsurer shall be required to provide within a reasonable time or (ii) breaches any of its covenants set forth herein. Termination pursuant to this paragraph shall be effective sixty (60) days after the Reinsurer's receipt of the Notice of termination, if cure is not previously effected. "Change of Control" means the acquisition of beneficial ownership of 30% or more of the issued and outstanding voting securities (including, without limitation, securities convertible into voting securities) of the Reinsurer or of American Capital Access Holdings, Inc., its parent ("Holdings"), by one or more purchasers acting in concert in a single transaction or in a series of related transactions; provided, however, that "Change of Control" shall not include an initial public offering of the capital stock of the Reinsured or of Holdings.

(4) In the event that the Reinsurer ceases to have a financial strength rating or claims-paying ability rating from any of Standard & Poor's Ratings Services, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. of "A-" or higher, the Reinsurer will have ninety (90) days from the date of downgrading to restore such rating to at least "A-". If the Reinsurer is unsuccessful within the aforesaid 90-day period, termination pursuant to this paragraph shall be effective upon the Reinsurer's receipt of Notice of termination.

         Upon termination pursuant to paragraphs (1), (2), (3) or (4) above, the Reinsurer shall continue to cover all Policies written by the Reinsured prior to such termination and coming within the scope of this Agreement until the natural expiration of such Policies.

         This Agreement may be canceled with respect to the Reinsurer at the discretion of the Minister of Finance of Bermuda, acting as rehabilitator, liquidator or receiver of the Reinsured.

         As used in this Agreement, "Notice" shall mean written notice (i) sent by facsimile to the party concerned to the facsimile number set forth in this Agreement or previously designated in writing by the party, provided that a copy is also promptly mailed or delivered or (ii) addressed to the party concerned at its address set forth in this Agreement or previously designated by that party in writing and sent by certified or express mail return receipt requested, or by courier or hand delivery. Notice shall be deemed effective (i) if sent by facsimile, the date sent, (ii) if sent by mail, the date received or (iii) if delivered by courier or by hand, the date delivered.

                                  ARTICLE III
                             LOSS AND LOSS EXPENSES

         The Reinsurer shall pay its share up to any applicable limit of liability of Losses under Policies covered by this Agreement. Except as provided in Articles V and XIV, "Loss" and "Losses" shall mean only such amounts that are actually paid by the Reinsured in settlement of



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claims under Policies or in satisfaction of judgments involving Policies. If such settlement involves the refinancing of the obligations insured under a new Policy (the "Refinanced Obligations") by the issuance of new obligations that are insured by the Reinsured (the "Refinancing Obligations"), each reinsurer shall assume under this Agreement the same proportionate share of the Refinancing Obligations as the Reinsurer assumed of the Refinanced Obligations.

         The Reinsurer shall be liable for its proportionate share of "Loss Expenses" unless the Reinsurance Memorandum provides otherwise. "Loss Expenses" shall mean court costs, interest upon judgments, and allocated investigation, adjustment and legal expenses, including expenses related to the workout of a potential loss or the protection and perfection of any subrogation or salvage rights or security interest under a Policy. Losses and Loss Expenses (collectively "Policy Payments") shall not include (a) salaries paid to employees of the Reinsured, (b) awards or judgments against the Reinsured occasioned by failure of the Reinsured to settle a claim or make payment under its policy, when such failure arises from bad faith, negligence or misconduct on the part of the Reinsured or any agent or employee of the Reinsured or (c) liability of the Reinsured, arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guaranty fund, association, pool, plan or other facility that provides for the assessment of, payment by or assumption by the Reinsured of a part or the whole of any claim, debt, charge, fee or other obligation of any insurer, or its successor or assigns, that has been declared insolvent by any authority having jurisdiction, or which is otherwise unable to meet any claim, debt, charge, fee or other obligation in whole or in part. Loss Expenses shall not be included in calculating the Reinsurer's limit of liability, except to the extent that the respective Reinsurance Memorandum otherwise provides.

         The Reinsured agrees to keep the Reinsurer informed as to any default or potential default of any non-payment(s) of amounts due under obligations covered by Policies reinsured by this Agreement. In any event, Notice (as defined in Article II) of a default shall be given to the Reinsurer within fifteen (15) days of notification to the Reinsured of such default. Failure to provide such Notice shall not relieve the Reinsurer of its obligation for any Loss resulting from such claim except to the extent that it has suffered undue prejudice.

         The Reinsurer agrees to abide by the Loss settlements of the Reinsured. The Reinsured shall determine in its sole discretion (i) what shall constitute a claim or Loss covered under the Reinsured's insurance policies, (ii) the Reinsured's liability thereunder and (iii) the correct amount or amounts, if any, that the Reinsured shall pay thereunder. The Reinsurer shall be bound by the determination of the Reinsured concerning the salvage and subrogation rights and remedies of the Reinsured under the Policies, and the Reinsured shall have complete and sole control of the direction of all claims and salvage and subrogation remedies.

         Salvage and subrogation recoveries (after the Reinsured and the Reinsurer have recovered their expenses) (the "Recoveries") will be credited to Reinsurer in accordance with the Reinsurance Memorandum. In the event that such Recoveries exceeds all Policy Payments during the term of a Policy, such excess shall be treated as additional premium and apportioned



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between the Reinsured and the Reinsurer in the same proportion that premiums for the Policy were apportioned.

                                   ARTICLE IV
                            PREMIUMS AND COMMISSIONS

         The Reinsured shall pay to the Reinsurer its share of the premium after first deducting a ceding commission and other costs allowed by the Reinsurer (the commission and other costs collectively, the "ceding commission"), as such premium and commission are set forth in the Reinsurance Memorandum for each particular risk reinsured under this Agreement.

         If obligations covered by a Policy are refunded in advance of maturity and a credit is allowed to the premium charged for insuring the refunding obligations, the Reinsurer shall receive its pro rata share of such credit and shall refund its pro rata share of any unearned premium debited to the refunded obligations net of the ceding commission applicable thereto, provided that the Reinsurer is offered the same pro rata share of the refunding transaction.

                                   ARTICLE V
                             REPORTS AND REMITTANCES

             Within fifteen (15) days following the end of each month, the Reinsured shall provide to the Reinsurer the following:

         (1) An account current setting forth in the aggregate for the month:

             (a)      Gross Net Written Premium Income;

             (b)      Facultative Premium Ceded;

             (c)      Reinsurer's share of Recoveries;

             (d)      Ceding Commission;

             (e)      Any excise tax due by Reinsurer pursuant to Article XII;

             (f) Net amount due Reinsurer (the sum of (c) and (d), less (e) and (f));

             (g)      Reinsurer's share of subject deferred premium revenue;

             (h) Reinsurer's share of subject case basis reserves established by the Reinsured; and

             (i) Reinsurer's share of subject contingency reserves established by the Reinsured.

         (2) A premium bordereau report setting forth for each Policy the name and location of each issuer, a description of the issue insured including par amount insured, maturity dates, underlying rating (if available), the effective date of coverage, sector, total premium, premium rate, premium and par amounts subject to this Agreement and such other information as the Reinsurer and Reinsured may agree with respect to the bordereau report;

         (3) A Recoveries bordereau setting forth for each Policy paid claims, amount of Recoveries, and such other information as Reinsurer may reasonably require;

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         (4) Payment of the net amount due the Reinsurer as set forth in (1)(f)
above. In the event that a net balance is due the Reinsured by the Reinsurer, such amount will be paid by the Reinsurer within fifteen (15)days after the reports are furnished to the Reinsurer; provided, however, that if the Reinsurer objects to all or any portion of the amount due by the Reinsurer based on its good faith belief that such amount is incorrect, then the Reinsurer shall not be obligated to pay the disputed amount until the parties have resolved the dispute to their mutual satisfaction.

         (5) Within thirty (30) days after the end of each calendar quarter, the Reinsured will provide to the Reinsurer any other information regarding the Policies that the Reinsurer may require that is reasonably available to the Reinsured.

         (6) As used herein, the term "Gross Net Written Premium Income" shall mean all premium actually received or due in respect of Policies (whether direct or assumed) written during the Term.

           Notwithstanding the foregoing, at the option and upon the demand of the Reinsured, the Reinsured shall be paid by special remittance within three
(3) Business Days (as defined below) upon receipt of a special account, which shall be prepared by the Reinsured and shall contain all relevant details in connection with the Loss or Loss Expense. When the Reinsured has determined with a reasonable degree of certainty that a Policy Payment will occur, the Reinsured, at its option, may present such special account to the Reinsurer prior to the date of the Policy Payment by the Reinsured. Provided that the Reinsurer receives such special account at least three Business Days prior to the date of Policy Payment by the Reinsured, the Reinsurer shall make payment to the Reinsured by 12:00 p.m., Eastern Standard time, on the Business Day prior to such scheduled date of Policy Payment by wire transfer in immediately available funds. If for any reason the Reinsured shall not make such Policy Payment on the scheduled date and no such Policy Payment is anticipated within two (2) Business Days, or if such Policy Payment was anticipated but two (2) Business Days have expired without making such policy payment, the Reinsured shall return to the Reinsurer within two (2) Business Days the amount paid to the Reinsured by the Reinsurer for such Policy Payment to the extent not used therefor, plus interest payable at the same rate as the first six-month U.S. Treasury Bill issued during that quarter. As used herein, "Business Day" shall mean any day other than a Saturday, Sunday or holiday on which the Reinsured is not open for business.

         The Reinsurer shall provide the Reinsured with its annual financial statement and, to the extent available, quarterly or semi-annual financial statements, in English, promptly after such statements become available for distribution.

                                   ARTICLE VI
                                    RESERVES

         The Reinsurer shall maintain reserves with respect to its proportionate share of outstanding and incurred but not reported loss, unearned premium and contingency reserves as



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appropriate and required based on statutory accounting and actuarial principles consistently applied, and comply with all other requirements, as required by applicable law.

                                  ARTICLE VII
                           STATUTORY FINANCIAL CREDIT

              The Reinsurer shall take all steps necessary to enable the Reinsured to obtain full credit for the reinsurance provided by this Agreement in all applicable jurisdictions, including compliance with the Insurance Act 1978 of Bermuda and regulations promulgated thereunder. The obligations of the Reinsurer under this Article VII shall include providing security or entering into appropriate security devices in the amount required by law (collectively, the "Security") to permit the Reinsured to obtain full reinsurance credit. When two or more types of Security are permitted under applicable law, the Reinsurer may, in its sole discretion, select the Security it will establish or provide and substitute other Security after initial Security has been established or provided. The Reinsured and Reinsurer agree that, if possible, any Security provided to Reinsured will be held in a manner so as to allow the Reinsured to take financial credit for the reinsurance provided by this Agreement and also allow, if possible, the Reinsurer to treat such Security as an admitted asset in accordance with applicable law.

              When required by applicable law in order for the Reinsured to take financial credit for the reinsurance provided by this Agreement, the Reinsured shall be entitled to withhold from the Reinsurer as security for the payment of the latter's obligations, an amount herein called the "Deposit." The Deposit shall equal the Reinsurer's share of Losses and Loss Expenses paid by the Reinsured but not recovered from the Reinsurer and outstanding, and incurred but not reported loss, unearned premium and contingency reserves. The Reinsured shall hold the deposit in a segregated account for the sole and exclusive benefit of Reinsurer and only use such funds as provided hereunder. In the event the Reinsured becomes insolvent, any assets of the Reinsurer held by the Reinsured, including but not limited to the deposit, shall be deemed to be held in trust for the sole and exclusive benefit of the Reinsurer.

              The Deposit shall be adjusted quarterly to equal Losses and Loss Expenses paid by the Reinsured but not recovered from the Reinsurer and the unearned premium, contingency and outstanding and incurred but not reported loss reserves, calculated on the basis of the requirements of applicable law, corresponding to the Reinsurer's proportionate share of risks reinsured hereunder.

              At any time after default by the Reinsurer of payments owing to the Reinsured under this Agreement, the Reinsured may use so much of the Deposit as may be required to eliminate the default. Until the Deposit has been utilized in such manner, interest thereon shall be credited to the Reinsurer quarterly at the lesser of the prime rate or the same interest rate payable on the first six-month U.S. Treasury Bill issued during each quarter.

              Upon termination of this Agreement, if the Reinsured and the Reinsurer agree that the Reinsured will withdraw the Business Reinsured from the Reinsurer, the Reinsured shall credit and pay to the Reinsurer the balance of any funds of the Reinsurer in the possession of the



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Reinsured, including, without limitation, any funds withheld by the Reinsured as
Security, and return any Security in the possession of the Reinsured. If the cessions in force are allowed to run to their normal expiry, then any funds withheld by or other Security in the possession of the Reinsured shall be adjusted quarterly.

              If the Reinsurer elects to use a Letter of Credit as Security, the following provisions shall apply to the Reinsurer:

         (1) The Reinsurer shall provide to the Reinsured a letter of credit in form and amount required by applicable law. If the issuing or confirming bank shall cease to meet applicable legal requirements during the term of the letter of credit, the Reinsurer shall replace such letter of credit with a complying one upon the earlier of the stated expiration, next extension or renewal date, or modification or amendment of the letter of credit. Within thirty (30) day of the Reinsurer's receipt of the quarterly report required by Article V of this
Agreement:

                  (a) if the Reinsurer's share of the obligations under this Agreement shall exceed the then existing balance of the letter of credit made available, the Reinsurer shall, if required by applicable law, secure delivery to the Reinsured of an amendment to the letter of credit increasing the amount of the letter of credit available by the amount required under applicable law; or

                  (b) if the Reinsurer's share of the obligations under this Agreement shall be less than the balance of the letter of credit available on the accounting date, the Reinsured shall release such excess credit by agreeing to an amendment to the letter of credit reducing the amount of the letter of credit available by the amount of such excess credit.

         (2) Except as may otherwise be required under applicable law, the Reinsurer and the Reinsured agree that a letter of credit provided by the Reinsurer pursuant to this Agreement may be drawn upon at any time by the Reinsured or its successors in interest only for one or more of the following:

                  (a) to reimburse the Reinsured for the Reinsurer's share of premiums (adjusted for return to the Reinsurer of the pro rata portion of the Ceding Commission paid to the Reinsured) returned to the owners of Policies reinsured under this Agreement on account of cancellations of such Policies; and

                  (b) to reimburse the Reinsured for the Reinsurer's share of Losses and Loss Expenses paid by the Reinsured pursuant to the provisions of the Policies reinsured by this Agreement.

              When the Reinsured has received notification of the non-renewal of the letter of credit and when the Reinsurer's obligations under this Agreement with respect to risks and obligations covered by letter of credit remain unliquidated and undischarged ten (10) days prior to such expiration date, the Reinsurer shall supply to the Reinsured substitute Security meeting the requirements of this Article.



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              All of the foregoing shall be applicable without diminution because of insolvency on the part of the Reinsured or the Reinsurer.

                                  ARTICLE VIII
                 DUE DILIGENCE RESPONSIBILITIES OF THE REINSURED

         In accordance with customary practice in the financial guaranty insurance industry, the Reinsured will be responsible for performing due diligence with respect to all obligations to be ceded to and reinsured by the Reinsurer pursuant to this Agreement, as may be necessary to identify and evaluate the credit risks attendant thereto. Such evaluation and analysis shall comport with the written underwriting criteria, standards and guidelines of the Reinsured. The Reinsured will provide copies of credit reports, financial statements, environmental impact reports, market research and feasibility studies, appraisals and other related documentation to the Reinsurer at the time that the Reinsurance Memorandum described in Article I is presented to the Reinsurer. In addition, the Reinsured will perform surveillance with respect to the obligations reinsured hereunder, in order to avoid or mitigate claims through early warning and remedial management. The surveillance function shall include the responsibility: (i) to monitor compliance with covenants, changes in the status, credit ratings or credit profile of reinsured obligations, (ii) to maintain a watch list and, (iii) where necessary, to engage in the re-structuring and re-financing of troubled credits.

                                   ARTICLE IX
                                ACCESS TO RECORDS

         The Reinsurer or its authorized representative shall have access to the books and records of the Reinsured at all reasonable times for the purpose of obtaining information concerning this Agreement or its subject matter. This access shall include all papers in possession of the Reinsured in connection with claims and the adjustment of claims. The Reinsured or its authorized representatives shall have access to the books and records of the Reinsurer, where required by a governmental or regulatory authority.

                                   ARTICLE X
                      REINSURANCE FOLLOWS ORIGINAL POLICIES

         All reinsurance for which the Reinsurer shall be liable by subscribing to this Agreement shall be subject in all respects to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid to the Reinsured and to the same modification, alterations and cancellations as the respective Policies of the Reinsured to which such reinsurance relate, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies and in the proportion specified in the Reinsurance Memoranda, follow the fortunes of the Reinsured. This Agreement shall be construed as an honorable undertaking between the parties hereto and shall not be defeated by technical legal constructions. However, except as provided in
Article XV, nothing in this Agreement shall be construed to expand the liability of the Reinsurer beyond what is specifically assumed under this Agreement by creating rights of any third party,



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including any insured of the Reinsured, in any rights under this Agreement.

                                   ARTICLE XI
                                      TAXES

         The Reinsured shall be liable for premium and excise taxes on premiums reported to the Reinsurer hereunder. The Reinsured may deduct any excise tax from the premium to be paid to the Reinsurer.

                                  ARTICLE XII
                   SERVICE OF PROCESS, JURISDICTION AND VENUE

              Subject to the parties hereto first complying with the provisions of Article XVI hereof, the Reinsurer hereby irrevocably submits to the non-exclusive jurisdiction of any court sitting in Hamilton, Bermuda over any suit, action or proceeding arising out of or relating to this Agreement. The Reinsurer irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court was brought in an inconvenient forum. The Reinsurer agrees that a final judgment, not subject to any further appeal, in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and will be given effect in the country of domicile of the Reinsurer to the fullest extent permitted by applicable law and may be enforced in any court sitting in Hamilton, Bermuda (or any other courts to the jurisdiction of which the Reinsurer is or may be subject) by a suit upon such judgment, provided that service of process is effected upon it as specified in this Article or as otherwise permitted by law. Nothing herein shall be deemed to limit or waive the Reinsurer's right to remove a suit, action or proceeding to a federal court of the United States.

              Pursuant to any statute or regulation of Bermuda that makes provisions therefor, the Reinsurer hereby designates the Minister of Finance or other officer specified for the purpose in the statute, or his successor or successors in office, as its true and lawful attorney, upon whom may be served any lawful process in any action, suit or proceeding arising hereunder that may be instituted by or on behalf of the Reinsured or any beneficiary under this Agreement, and hereby designates the person named in Article XX hereof as the person to whom such officer is authorized to mail such process or a true copy thereof.

              The Reinsurer hereby consents to process being served in any suit, action or proceeding of the nature referred to above in any court sitting in Hamilton, Bermuda by service of process as set forth above, provided that, to the extent lawful and possible, written notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Reinsurer at its address specified Article XX hereof or to any other address which the Reinsurer shall have designated in accordance with Article XX. The Reinsurer irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (although the Reinsurer does not waives claims that service of process was not actually received by the Reinsurer) and agrees that such service shall be deemed to be




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effective service of process upon the Reinsurer in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be held to be valid and personal service upon the Reinsurer, unless the service of process was not actually received by the Reinsurer.

              Nothing in this Article shall affect the right of the Reinsurer to receive service of process in any other manner permitted by law or limit the right of the Reinsurer to bring proceedings against the Reinsured in any court having jurisdiction over the Reinsured and such proceedings. Nothing in this Article shall limit the provisions of Article XV of this Agreement.

                                  ARTICLE XIII
                                    CURRENCY

              All premium and losses arising with respect to the Business Reinsured, accounts, reports, deposits, arbitration awards and/or court judgments arising out of this Agreement shall be in United States currency.

              Premiums paid to the Reinsured for Policies covered by this Agreement in other than United States currency shall be paid by the Reinsured to the Reinsurer in United States currency at the rate of exchange on which the original accounts were settled or, if not converted at such time, at the rate of exchange used by the Reinsured in its own books of account at the time of the settlement or in accordance with any subsequent adjustment to such account.

              The amounts recoverable by the Reinsured from the Reinsurer for its proportional share of losses under the Business Reinsured in other than United States currency shall be converted into United States currency at the same rate of exchange as were applied in the settlement of the original losses or, if not converted at such time, at the rate of exchange used by the Reinsured in its own books of account at the time of the settlement or in accordance with any subsequent adjustment to such account.

              The Reinsurer shall bear the currency risk for its proportionate share in the event that (i) an insured obligation is denominated in a foreign currency, (ii) the Reinsurer's limit of liability is denominated in United States currency and (iii) the amount insured is such that the Reinsurer's applicable limit of liability for the cession is applicable using the currency exchange rate in effect on the Policy effective date. The Reinsurer's percentage participation shall be calculated by converting the Reinsurer's limit of liability using the currency exchange rate in effect on the Policy effective date, and the Reinsurer shall be entitled to its proportionate share of premiums and liable for its proportionate share of Policy Payments based on such percentage, notwithstanding any later change in currency exchange rates which result in the Reinsurer's limit of liability being exceeded.

                                  ARTICLE XIV
                                   INSOLVENCY

              In the event of the insolvency of the Reinsured, the amounts owing by the Reinsurer under this Agreement shall be immediately payable directly to the Reinsured, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that, during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

         The reinsurance shall be payable by the Reinsurer to the Reinsured or to its liquidator, receiver, conservator or statutory successor, except (a) where the Agreement specifically provides another payee of such reinsurance in the event of insolvency of the Reinsured and (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Reinsured to such payees, provided that any such assumption shall be subject to the approval of the Minister of Finance of Bermuda of a certificate of assumption.

                                   ARTICLE XV
                                   ARBITRATION

              All disputes arising from this Agreement shall first be adjudicated by a Board of Arbitration (the "Board") consisting of three arbitrators, all of whom shall be active or retired executive officers of insurance or reinsurance companies having no direct or indirect financial interest in either party or its affiliates. Each of the parties hereto shall select one arbitrator. A third arbitrator will be chosen by the two arbitrators selected by the parties. A party shall initiate arbitration ("Petitioner") by providing the other party with Notice, demanding arbitration and identifying its selected arbitrator. The other party ("Respondent") will have thirty (30) days from its receipt of a demand for arbitration within which to identify an arbitrator. In the event that Respondent fails to identify an arbitrator within such thirty (30) day period, Petitioner shall have the right to identify a second arbitrator, and Respondent will not be deemed aggrieved thereby. The arbitrators will jointly select a third arbitrator within thirty (30) days after both arbitrators have been selected. If the two arbitrators do not agree on the selection of a third arbitrator within such thirty (30) day period, the third arbitrator shall be designated by the American Arbitration Association.

              The Board shall interpret this Agreement as an honorable engagement and will make its award with a view to effecting the purpose and intent of this Agreement in a reasonable manner, rather than in accordance with the technical interpretation of this Agreement. The Board will be relieved from judicial formalities. The decision of a majority of the Board will be final and binding upon the parties.

              The parties shall equally bear the fees and costs of the Board of Arbitrators. The remaining costs of the arbitration shall be paid as the Board shall direct.

              The arbitration shall take place in Hamilton, Bermuda, unless the Board designates another location with the mutual consent of the parties. The rules and procedures for pre-hearing investigations shall be established by the Board and the investigation shall be completed within ninety (90) days of the appointment of the third arbitrator. Petitioner shall deliver a written arbitration brief to the Board and to the Respondent within thirty (30) days of completion of the pre-hearing investigations. Respondent shall deliver a written response to the Board and the Petitioner within thirty (30) days of its receipt of Petitioner's brief. A hearing shall be held within thirty (30) days of submission of Respondent's response. The Board shall render its decision within sixty (60) days after completion of the hearing unless the Board requests and the parties consent to an extension of time.

              The Board may alter the time periods set forth in this Article for good cause shown.

         This Article shall survive the termination of this Agreement.

                                  ARTICLE XVI
                                 APPLICABLE LAW

         This Agreement shall be interpreted in accordance with the laws of Bermuda, without giving effect to the conflict of law rules thereof.

                                  ARTICLE XVII
                                     SET-OFF

         The Reinsured and the Reinsurer have the right to set-off amounts due from one to the other. The party asserting the right of set-off may exercise such right at any time whether the amount(s) due constitute payment of premiums, losses or otherwise. In the event of the insolvency of a party hereto, set off shall only be allowed in accordance with applicable law.

                                 ARTICLE XVIII
                                 CONFIDENTIALITY

         The Reinsurer agrees to maintain the confidentiality of the Policies, the reinsurance of the Policies and the underlying transactions and documents (the "Information"), except

                  (i) to employees, officers, directors and legal counsel with a need to know the Information,

                  (ii) to reinsurers, bankers, governmental agencies that regulate the Reinsurer and the rating agencies that rate the Reinsurer with a need to know the Information,

                  (iii) in response to a subpoena calling for production of the Information, or

                  (iv) to any other person as to whom the Reinsured has given its prior written consent to each such disclosure, which consent shall not be unreasonably withheld or delayed.

         In the case of subparagraphs (i) and (ii) above, no disclosure of the Information shall be permitted if any such entity or individual is affiliated with a financial guaranty insurer in competition with the Reinsured. In the case of subparagraph (iii) above, the Reinsurer shall promptly notify the Reinsured of such subpoena and shall at the Reinsured's direction and expense contest production of the Information thereunder.

         The foregoing requirements of confidentiality shall not apply to those portions of the Information that (a) are generally available to the public other than as a result of a disclosure by the Reinsurer or its representatives or (b) become available to the Reinsurer from a source that is not bound by an obligation of confidentiality to the Reinsured. If required by a participant in a transaction insured or to be insured by a Policy, the Reinsurer shall execute a separate confidentiality agreement containing the foregoing obligations of confidentiality with respect to such transaction.

                                  ARTICLE XIX
                              ADDRESSES FOR NOTICES

              All notices and other communications required by this Agreement (each a "Notice") shall be sent to the parties at the following addresses, respectively, unless a party designates another address in writing:

Global Markets Guaranty Ltd.           ACA Financial Guaranty Corporation
Victoria Hall, Victoria St.            One Liberty Plaza 52nd Floor
P.O. Box HM1262                        New York, New York 10006 U.S.A.
Hamilton, HM FX Bermuda
Fax No.: 441-                          Fax No.: 212-766-4034
Attn: Chief Exec. Officer              Attn: Reinsurance Officer



              IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Master Facultative Reinsurance Agreement as of the 25th day of November, 1998.


REINSURED:                          REINSURER:

GLOBAL MARKETS GUARANTY LTD.        ACA FINANCIAL GUARANTY CORPORATION



By: /s/ Donald J. Matthews       By: /s/ H. Russell Fraser
   ____________________________     _______________________________________
   Donald J. Matthews                  H. Russell Fraser
   President and C.E.O.                Chairman and C.E.O.

                                    EXHIBIT A
                                       TO
                    MASTER FACULTATIVE REINSURANCE AGREEMENT
                                     BETWEEN
                          GLOBAL MARKETS GUARANTY LTD.
                                       AND
                       ACA FINANCIAL GUARANTY CORPORATION

                             REINSURANCE MEMORANDUM

                             INDIVIDUAL RISK UNDER
                    MASTER FACULTATIVE REINSURANCE AGREEMENT

REINSURANCE MEMORANDUM NO. _____________________________________________________

ISSUER: ________________________________________________________________________

ISSUE: _________________________________________________________________________

ACA POLICY NUMBER: _____________________________________________________________

POLICY EFFECTIVE DATE: _________________________________________________________

TOTAL PRINCIPAL INSURED BY COMPANY: ____________________________________________

TOTAL PRINCIPAL CEDED TO REINSURER: ____________________________________________

FORM OF REINSURANCE:

________________________________________________________________________________

________________________________________________________________________________


METHOD FOR ALLOCATING SUBROGATION RECOVERIES:

________________________________________________________________________________

________________________________________________________________________________


SPECIFIC MATURITIES CEDED TO REINSURER (IF OTHER THAN PROPORTIONATE SHARE OF ENTIRE ISSUE IS CEDED):

________________________________________________________________________________

________________________________________________________________________________

REINSURANCE MEMORANDUM NO.

EFFECTIVE DATE OF REINSURANCE (IF DIFFERENT FROM POLICY EFFECTIVE DATE):

________________________________________________________________________________

________________________________________________________________________________


DEVIATIONS FROM COVER PROVIDED BY COMPANY'S ORIGINAL POLICY:

________________________________________________________________________________

________________________________________________________________________________


GROSS FACULTATIVE PREMIUM CEDED

                  RATE: ________________________________________________________

                  AMOUNT:  _____________________________________________________

CEDING COMMISSION AND OTHER COSTS

         RATE:  ________________________________________________________________

         AMOUNT:  ______________________________________________________________

         OTHER COSTS:  _________________________________________________________

NET FACULTATIVE PREMIUM CEDED:  ________________________________________________

         The cession evidenced by this Reinsurance Memorandum shall be subject to all the terms and conditions contained in that certain Master Facultative
Reinsurance Agreement between the undersigned, dated as of          , 1998.

SUBMITTED BY:                           ACCEPTED BY:

ACA FINANCIAL GUARANTY                  GLOBAL MARKETS GUARANTY LTD.
     CORPORATION


BY: _________________________________   BY:  ___________________________________

NAME: _______________________________   NAME: __________________________________

TITLE: ______________________________   TITLE: _________________________________

DATE: _______________________________   DATE: __________________________________